                                                                    Exhbit 99.01

Date:  September 23rd, 2004

Del Global Technologies Corp.

Dear Sirs,

This is to inform you that we will make available a loan in the principal sum of
Euro 500,000 ("the Loan") on the following terms and conditions:

1.   Subject as  provided  below,  you may draw the Loan in one amount once your acceptance is received by Villa Sistemi Medicali S.p.A..

2.   Subject  to the  provisions  of  Section 8 hereof,  you will repay the Loan together  with any  interest due up to the time of repayment on the earlier of (i) the consummation by you of the sale of Villa Sistemi Medicali S.p.A.
     and Del Medical Imaging Corp.; and (ii) January 24th, 2005 ("the Period").

3.   Interest is payable on the  principal  amount of the Loan at the end of the
     Period at 1.5% per  annum  above the  Euribor  6 months  for the  "Interest
     Period",  that is 2.20% on a yearly  basis.  In each case the basis will be the actual number of days on a 360 day year.

4.   The Loan will be unsecured.

5.   You will make all payments due  hereunder  for value date at the end of the
     Period in Euro to us at our account  No.  064307510108  BancaIntesa,  SWIFT code BCITITMM334.

6.   You will make all payments due hereunder  without set-off or  counter-claim and free and clear of any  withholding  or  deduction  for or on account of tax, except any tax which you are required by law to deduct or withhold.

7.   Any demand or notice in respect of this  agreement  and/or the Loan will be in writing and (withhold  prejudice to any other effective means of serving
     it)  may be  served  on you by  post  or by  facsimile  addressed  to  your registered  or principal  office or facsimile  number for the time being or any of your  places of business  last known to us or any of your  facsimile numbers  last known to us. Any such  demand or notice sent by post shall be deemed  to have  been  received  at the  opening  of  business  seven  days following the day on which it was posted, even if returned undelivered. Any

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     such  demand  or  notice  sent by  facsimile  shall be  deemed to have been received at the commencement of the next subsequent working day (subject to proof of proper transmission).

8.   Notwithstanding anything to the contrary contained herein:

     (a) You covenant and agree,  and we likewise  covenant and agree,  that the payment of the principal of the Loan and any other  obligations owing to us
     (the "Villa Obligations") is subordinated,  to the extent and in the manner provided in this Section 8, to the prior payment in full of all Obligations as defined in that certain Loan and  Security  Agreement,  dated as of June
     10,  2002,  among you,  Bertan High Voltage  Corp.,  RFI  Corporation,  Del
     Medical Imaging Corp. and GE Business Capital Corporation f/k/a Tranamerica
     Business  Capital  Corporation  ("Lender"),  as the  same  may be  amended, restated,  supplemented or otherwise  modified from time to time (the "Loan
     Agreement", and such Obligations,  the "Senior Obligations"),  and that the subordination  is for the  benefit  of  Lender.  Lender is made an  obligee hereunder and it may enforce such provisions directly.

     (b) We hereby (i) authorize  Lender to demand  specific  performance of the terms of this Section 8, whether or not you shall have complied with any of the  provisions  hereof  applicable  to you, at any time when we shall have failed to comply with any provisions of this Section 8 which are applicable to us, and (ii)  irrevocably  waive any defense  based on the adequacy of a remedy at law,  which might be asserted as a bar to such remedy of specific performance.

     (c) Upon any  distribution of your assets in any  dissolution,  winding up,
     liquidation  or  reorganization  (whether  in  bankruptcy,   insolvency  or
     receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

     (i)  Lender  shall first be entitled to receive  payment in full in cash of the Senior  Obligations  before we are entitled to receive any payment on account of the Villa Obligations.

     (ii) Any payment or  distribution  of your assets of any kind or character, whether in cash, property or securities, to which we would be entitled except for the  provisions of this Section 8(c),  shall be paid by the liquidating  trustee or agent or other  Person  making such payment or distribution  directly  to Lender in the  manner set forth in the Loan
          Agreement,  to the  extent  necessary  to make  payment in full of all

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          Senior  Obligations  remaining  unpaid  after  giving  effect  to  any concurrent payment or distribution or provisions therefor to Lender.

     (iii)In the event that,  notwithstanding  the foregoing  provisions of this
          Section 8(c), any payment or  distribution  of your assets of any kind or  character,  whether  in cash,  property  or  securities,  shall be received by us on account of this letter  agreement  before all Senior
          Obligations are paid in full,  such payment or  distribution  shall be received  and held in trust for and  shall be paid over to Lender  for application to the payment of the Senior  Obligations until all of the
          Senior  Obligations  shall have been paid in full, after giving effect to any concurrent  payment or  distribution  or provision  therefor to
          Lender.

     (d) No right of Lender or any other present or future holders of any Senior
     Obligations  to enforce the  subordination  provisions  herein shall at any time in any way be  prejudiced  or impaired by any act or failure to act on your part or our part or by any act or failure to act,  in good  faith,  by any such  holder,  or by any  noncompliance  by you or us with the terms of this letter  agreement,  regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

9.   Time shall be of the  essence in  respect of your  obligations  under or in respect of this  agreement  but no failure by us to exercise or delay by us in  exercising  any right or remedy  under or in respect  of this  facility shall operate as a waiver of it, nor shall any single  partial or defective exercise  by us of any such right or remedy  preclude  any other or further exercise of that or any other right or remedy.

10.  The agreement is governed by the laws of Italy.

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To accept the terms and  conditions  of this letter,  Please  execute it on your head letter and return it us.

Yours faithfully,

For and on behalf of Villa Sistemi Medicali S.p.A.:

/s/ Walter F. Schneider
-----------------------------------
By:      Walter F. Schneider
Title:   President

ACKNOWLEDGED AND AGREED:

For and on behalf of DEL GLOBAL TECHNOLOGIES CORP.:

/s/ Mark Koch
--------------------------------
By:     Mark Koch
Title:  Principal Accounting Officer and Treasurer

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